                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




         Date of Report (Date of earliest event report): August 12, 1999





                       ELECTRONIC TRANSMISSION CORPORATION
             (Exact name of registrant as specified in its charter)




          Delaware                     0-22135                  75-2578619
(State or other jurisdiction   (Commission File Number)        (IRS Employer
     of incorporation)                                      Identification No.)


           5025 Arapaho Road
               Suite 501
             Dallas, Texas                                          75248
(Address of principal executive offices)                         (ZIP Code)



                                     (972) 980-0900
                  (Registrant's telephone number, including area code)

ITEM 2. DISPOSITION OF ASSETS

Electronic Transmission Corporation (the "Company"), a Delaware corporation, completed the sale of all of its interest in the stock of Health Plan Initiatives, Inc. ("HPI"), a Texas corporation, effective August 12, 1999, to A & G Health Plans, Inc. ("A&G"), the primary customer of HPI. Based on a review of the Company's current position in the market and the belief that a sale of HPI would free- up capital to pursue expansion in its core business of automating claims processing and repricing, the Board of Directors believes the sale was in the best interests of the Company at this time.

As consideration for the stock of HPI, the Company is to receive $386,000 cash over a 24-month period payable $50,000 at closing and $14,000 per month for the remaining 24 month period. A & G also agreed to pay to the Company the adjusted gross profit from the operations of HPI for the period April 1 through May 31, 1999, and reimburse the Company for certain payroll and telephone expenses of approximately $29,500.00. A&G also assumed debt in the approximate amount of $175,000 and accounts payable of approximately $400,000. The obligations of A & G are secured by a pledge of all of the HPI stock and guaranteed by Mr. Norman Payson, president of A & G. HPI and ETC are expected to enter into a strategic marketing alliance to market ETC products and services to A&G customers.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Submitted with this report are the Unaudited ProForma Financial Statements for Electronic Transmission Corporation following sale of the HPI stock.

                      ELECTRONIC TRANSMISSION CORPORATION
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30,1999


                                                                               PRO FORMA
                                               HISTORICAL          HPI         ADJUSTMENTS     PRO FORMA
                                              ------------    ------------    ------------    ------------
Service revenues                              $  1,475,220    $   (568,687)   $       --      $    906,533

Cost and Expenses:
      Cost of revenues                        $    555,900    $   (379,021)   $       --      $    176,879
      Selling, general and administrative        1,213,183        (150,768)           --         1,062,415
      Depreciation and amortization                134,925         (24,727)        (15,998)         94,200
                                              ------------    ------------    ------------    ------------
            Total cost and expenses              1,904,008        (554,516)        (15,998)      1,333,494
                                              ------------    ------------    ------------    ------------

Loss from operations                              (428,788)        (14,171)         15,998        (426,961)

Other income (expense)
      Interest expense, net                        (13,934)         (1,536)           --           (15,470)
      Other income                                    --              --              --              --
                                              ------------    ------------    ------------    ------------
            Total other income                     (13,934)         (1,536)           --           (15,470)

Net income (loss)                             $   (442,722)   $    (15,707)   $     15,998    $   (442,431)
                                              ============    ============    ============    ============


Loss per common share:
              Basic                           $      (0.05)                                   $      (0.05)
                                              ============                                    ============
              Diluted                         $      (0.04)                                   $      (0.04)
                                              ============                                    ============

Weighted average common shares outstanding:
              Basic                              9,222,766                                       9,222,766
                                              ============                                    ============
              Diluted                           10,301,933                                      10,301,933
                                              ============                                    ============

                      ELECTRONIC TRANSMISSION CORPORATION
                       UNAUDITED PRO FORMA BALANCE SHEET
                                  JUNE 30,1999

                                                   PRO FORMA
                                                   HISTORICAL         HPI        ADJUSTMENTS     PRO FORMA
                                                   -----------    -----------    -----------    -----------
                 ASSETS

Current Assets:
      Cash and cash equivalents                    $    69,859    $    (3,675)   $      --      $    66,184
      Accounts receivable                              970,296       (757,888)          --          212,408
      Notes receivable                                    --             --             --             --
      Current portion, capital lease receivable           --             --             --             --
      Prepaid assets                                    89,518           --             --           89,518
                                                   -----------    -----------    -----------    -----------
            Total current assets                     1,129,673       (761,563)          --          368,110


Property and equipment, net                            291,324        (50,540)          --          240,784

Investment                                                --             --             --

Other assets                                           374,717           --         (367,968)         6,749
                                                   -----------    -----------    -----------    -----------
                                                   $ 1,795,714    $  (812,103)   $  (367,968)   $   615,643
                                                   ===========    ===========    ===========    ===========

LIABILITIES & STOCKHOLDER'S EQUITY (DEFICIT)

Current liabilities:
      Accounts payable and accrued liabilities     $ 1,173,128    $  (706,431)   $      --      $   466,697
      Notes payable and convertible debentures         558,709       (176,686)          --          382,023
      Current portion, capital lease obligations        19,839           --             --           19,839
      Net liabilities of discontinued operations       213,769           --             --          213,769
                                                   -----------    -----------    -----------    -----------
            Total current liabilities                1,965,445       (883,117)          --        1,082,328


Long-term capital lease obligations                    121,405           --             --          121,405
                                                   -----------    -----------    -----------    -----------
            Total liabilities                        2,086,850       (883,117)          --        1,203,733
                                                   -----------    -----------    -----------    -----------


Commitments and contingencies                             --             --             --             --


Stockholder's equity (deficit):
      Preferred stock                                     --             --             --             --
      Common stock                                       9,464           --           (3,538)         5,926
      Additional paid-in-capital                     8,264,281        (82,215)      (211,201)     7,970,865
      Accumulated deficit                           (8,564,881)       153,229       (153,229)    (8,564,881)
                                                   -----------    -----------    -----------    -----------
            Total stockholder's equity (deficit)      (291,136)        71,014       (367,968)      (588,090)
                                                   -----------    -----------    -----------    -----------

                                                   $ 1,795,714    $  (812,103)   $  (367,968)   $   615,643
                                                   ===========    ===========    ===========    ===========

                       ELECTRONIC TRANSMISSION CORPORATION
                          NOTES TO UNAUDITED PRO FORMA
                              FINANCIAL STATEMENTS



On August 12,1999,Electronic Transmission Corporation (the "Company") sold 100% of its interest in the common stock of Health Plan Initiatives, Inc. ("HPI") to A & G Health Plans, Inc. The sale has been accounted for using the installment method of accounting. The Unaudited Pro Forma Balance Sheet as of June 30,1999 gives effect to the transaction as if it had occurred at that date. The Unaudited Pro Forma Statement of Operations for the six months ended June 30,1999 gives effect to the transaction as if it had occurred on January 1,1999.

The stock of HPI was acquired effective January 31, 1999, and the Unaudited Pro Forma Statement of Operations for the six months ended June 30, 1999, includes the period from the time of acquisition.

The Unaudited Pro Forma Financial Statements are presented for informational purposes only and are not necessarily indicative of the results of operations that would have been achieved had the transaction been completed at January 1,1999, nor are they indicative of the Company's future results of operations.

The Unaudited Pro Forma Financial Statements should be read in conjunction with the historical financial statements of the Company and the related notes thereto.

                       ELECTRONIC TRANSMISSION CORPORATION
                          NOTES TO UNAUDITED PRO FORMA
                              FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

On August 12,1999,Electronic Transmission Corporation (the "Company") sold 100% of its interest in the common stock of Health Plan Initiatives, Inc. ("HPI") to A & G Health Plans, Inc. The sale has been accounted for using the installment method of accounting. The Unaudited Pro Forma Balance Sheet as of June 30,1999 gives effect to the transaction as if it had occurred at that date. The Unaudited Pro Forma Statement of Operations for the six months ended June 30,1999 gives effect to the transaction as if it had occurred on January 1,1999.

The stock of HPI was acquired effective January 31, 1999, and the Unaudited Pro Forma Statement of Operations for the six months ended June 30, 1999, includes the period from the time of acquisition.

The Unaudited Pro Forma Financial Statements are presented for informational purposes only and are not necessarily indicative of the results of operations that would have been achieved had the transaction been completed at January 1,1999, nor are they indicative of the Company's future results of operations.

The Unaudited Pro Forma Financial Statements should be read in conjunction with the historical financial statements of the Company and the related notes thereto.

2. FEDERAL INCOME TAX

Due to the federal income tax net operating loss carryforward, the federal income tax effect of the sale is considered immaterial to the Pro Forma Financial Statements and is not separately disclosed.

3. DEPRECIATION AND AMORTIZATION

Depreciation and amortization was decreased by $15,998 for the six months ended June 30,1999 as a result of the sale adjustments. Goodwill from the HPI acquisition was being amortized over its estimated useful life of ten years.

EXHIBIT NUMBER AND DESCRIPTION
------------------------------

(2)      Purchase Agreement
(2.1)    Security Agreement
(2.2)    Guaranty Agreement

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 ELECTRONIC TRANSMISSION CORPORATION,
                                 A DELAWARE CORPORATION


                                 By: /s/ Robert Fortier
                                     ----------------------------------------
                                     Robert Fortier, Chief Executive Officer

                                 Date: August 27, 1999

                               INDEX TO EXHIBITS

Exhibit
  No.          Description
-------        -----------
Ex 2           Purchase Agreement
Ex 2.1         Security Agreement
Ex 2.2         Guaranty Agreement